EXHIBIT 99.1



                       ABLEAUCTIONS.COM ANNOUNCES DELAY IN
                    FILING OF FORM 10-KSB FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 2001



BRITISH COLUMBIA - April 17, 2002- Ableauctions.com, Inc. (AMEX:AAC) (the "Company") announces that the filing its annual report on Form 10-KSB for the year ending December 31, 2001 has been delayed due to a change in accountants of iCollector, PLC ("iCollector"), a wholly-owned subsidiary and United Kingdom company that the Company acquired in September 2001 after completion of a recommended offer in the U.K. iCollector is currently being liquidated and dissolved. As a result of the change in accountants and the dissolution, the Company experienced delays in obtaining information required to complete the audit of its financial statements.

The Company filed a notification of late filing on Form 12b-25 with the Securities and Exchange Commission on April 2, 2002.

Morgan & Company, the Company's independent auditors, are in the process of completing the audit of the Company's financial statements. The Company anticipates it will file its annual report on Form 10-KSB with the Securities and Exchange Commission on or before April 23, 2002.

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CONTACT: Randy White
         1-866-434-3624
         invest@ableauctions.com
         (Visit www.Ableauctions.com)

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward looking statements. Forward-looking statements in this release include statements regarding: the timing of filing the Form 10-KSB and completion of the audit of the Company's financial statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties as: the inability of the Company's auditor's to complete the audit of the Company's financial statements as anticipated; the inability of the Company to prepare its Form 10-KSB in the anticipated time and other risks. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.